EXHIBIT 10.5.5
FOURTH AMENDMENT TO LEASE
     This FOURTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of the 24th day of May 2005, by and between MITCHELL H. HERSCH, BRIAN L. HERSCH, SHARON MAE HERSCH, KERRY ELLEN HERSCH BERGER and MITCHELL H. HERSCH AS MANAGER OF EVERY/JOE LLC (collectively “Lessor”) and PSYCHEMEDICS CORPORATION, a Delaware corporation (“Lessee”), with respect to that Standard Industrial Lease dated October 6, 1992, and amended January 1, 1993 and December 16, 1994 (as amended, the “Lease”), pursuant to which Lessee leases from Lessor those certain premises located at 5830 Uplander Way, Los Angeles County, California and 5832 Uplander Way, Los Angeles County, California (collectively the “Premises”). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as are ascribed to such terms in the Lease. Lessor and Lessee hereby acknowledge the following:
RECITALS
     A. Lessor and Lessee desire to renew the Lease for the Premises and to otherwise modify the Lease as provided herein.
     B. Except as amended and modified, all terms of the Lease, as amended, shall remain in full force and effect.
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:
AGREEMENT
     1. Term of Lease. Lessor and Lessee hereby agree that this Fourth Amendment shall be effective on January 1, 2006 (the “Effective Date”) and shall, unless otherwise extended as provided herein, terminate on December 31, 2012.
     2. Option to Extend Term. Lessee shall have an option to extend the Lease for a period of three years, which option period shall commence on January 1, 2013 and shall terminate on December 31, 2015. Lessee may exercise this option strictly in accordance with the procedures set forth in Paragraph 9 of the Addendum to Standard Industrial Lease dated September 16, 1992 (the “Addendum”) except that the rent for this option period shall be determined pursuant to the C.P.I. adjustment outlined in Paragraph 4 below however calculated for the period of January 1, 2009 through December 31, 2012. Such option is not assignable notwithstanding anything to the contrary in the Lease.
     3. Basic Monthly Rent. From January 1, 2006 through December 31, 2008, the Base Monthly Rental for the Premises will be due and payable in advance on the first day of each month at the rate of Twenty-Two Thousand Eighty-Two Dollars ($22,082) per month. Rent will be allocated at the rate of $1.26/sq.ft. for the lab and office space and $0.4801/sq.ft. for the mezzanine storage area.
     4. Rent Adjustment. The Base Monthly Rental shall be adjusted effective January 1, 2009, by a percentage equal to the increase in the Consumer Price Index (U.S. Department of Labor for all Urban Consumers, Los Angeles-Anaheim-Riverside California {1967=100} hereinafter “C.P.I. Index”) for the period of January 1, 2006 through December 31, 2008; provided, however, notwithstanding the C.P.I. Index, the Base Monthly Rental shall increase no less than three percent (3%) per year compounded, nor more than five percent (5%) per year compounded.
     If the Bureau of Labor Statistics discontinues publication of the C.P.I. Index, publishes the C.P.I. Index less frequently, or alters the C.P.I. Index in a material manner, then Lessor, in its sole discretion, may adopt a substitute index or procedure with reasonably reflects and monitors consumer prices.
     5. Security Deposit. The security deposit for the Premises shall be increased to the sum of $22,082. When the rent is adjusted in accordance with Paragraph 4 above, the security deposit will be adjusted in a like amount.
     6. Incorporation. Except as otherwise expressly set forth herein, and to the extent necessary to give effect to the provisions hereof, all terms and conditions of the Lease shall remain unmodified and in full force and effect.
     7. Counterparts. This Amendment may be executed in one or more counterpart copies, and each of which, so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. The signature pages of one or more of the counterpart copies may be removed from such counterpart copies and be attached to the same copy of this Amendment, which, with all signatures attached, shall be deemed to be an original Agreement.
     IN WITHNESS WHEREOF, the parties hereto have entered into this Fourth Amendment as of the date first set forth above.

LESSOR	LESSEE

PSYCHEMEDICS CORPORATION, a

MITCHELL H. HERSCH	Delaware corporation

By:

BRIAN L. HERSCH	Peter C. Monson Vice President and Chief Financial Officer

SHARON MAE HERSCH

KERRY ELLEN HERSCH BERGER

MITCHELL H. HERSCH, AS MANAGER OF EVERY/JOE LLC